Exhibit (i)(5)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 90 to the Form N-1A Registration Statement of Morgan Stanley Global Fixed Income Opportunities Fund, File No. 33-44782. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

New York, New York

February 28, 2025